Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$500,000.00	03-28-2017	03-28-2019	90-102-0892-3			TC3	TC

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PRO-DEX, INC. 2361 MCGAW AVENUE IRVINE, CA 92614	Lender:	Farmers and Merchants Bank of Long Beach, a CA Corp Lake Forest Office 23772 Rockfield Boulevard Lake Forest, CA 92630

Principal Amount: $500,000.00	Date of Agreement: April 6, 2018

DESCRIPTION OF EXISTING INDEBTEDNESS.  A loan evidenced by a promissory note dated 03-28-2017, in the original amount of $500,000.00 and referencing loan number 90-102-0892-3 (“Note”).  The outstanding principal balance due under the Note, as of the date of this Agreement, is $0.00.  The principal balance remaining undisbursed is $500,000.00.

DESCRIPTION OF COLLATERAL.  A security interest in certain assets of Borrower described in that certain Commercial Security Agreement dated 03-28-2017 and executed by Borrower in favor of Lender (“Security Instrument”).

DESCRIPTION OF CHANGE IN TERMS.  Effective as of the date of this Agreement, the Note is hereby modified as follows:

(1)

The date on which all outstanding principal is due and payable (together with any accrued but unpaid interest thereon) (“Maturity Date”) is hereby extended to 03-28-2019.

(2)

The payment schedule reflected in the “Payment” paragraph of the Note is amended to require continuing monthly payments of interest only until the Maturity Date as extended above.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements as evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

RESOLUTION, AUTHORIZATION AND/OR CERTIFICATE TO BORROW/GRANT COLLATERAL/GUARANTY ACKNOWLEDGMENT.  The Undersigned hereby acknowledges that except for any changes that are reflected in any Resolutions, Authorizations and/or Certificates of even date   herewith, if any, the information set forth in the existing Loan Documents, including but not limited to any Resolutions, Authorizations and/or Trust Certificates, is current and accurate as of the date of this Agreement.

DOCUMENT EXECUTED IN COUNTERPARTS.  This document may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

BUSINESS LOAN AGREEMENT.  This change in Terms Agreement is subject to the terms and conditions as set forth in that certain “Business Loan Agreement” dated 03-28-2017 as modified by “Amendment #1 to Business Loan Agreement” of even date herewith.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

PRO-DEX, INC.

By:	/s/ Richard VanKirk	By:	/s/ Alisha Charlton
RICHARD LEE VANKIRK, JR., President of PRO-DEX, INC.		ALISHA KRISTIN CHARLTON, CFO & Secretary of PRO-DEX, INC.